Exhibit 99.1

FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Erica Bartsch
	330 Hudson Street, 10th Floor		Sloane & Company
	New York, NY 10013		212-446-1875
IR@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE THREE AND
TWELVE MONTHS ENDED DECEMBER 31, 2019

Company Delivers High End of Guidance

as Strategic Plan Takes Hold

FOURTH QUARTER & 2019 HIGHLIGHTS:

•	Revenue of $382.0 million in the fourth quarter of 2019 versus $393.7 million in the prior period, a decline of 3.0%; and $1.42 billion in 2019 versus $1.48 billion in the prior year, a decline of 4.1%.

•	Organic revenue declined 1.5% in the fourth quarter of 2019 and 3.1% in 2019.

•	Net loss attributable to MDC Partners common shareholders was $10.5 million in the fourth quarter of 2019 versus $83.7 million in the prior period.

•	Net loss attributable to MDC Partners common shareholders was $17.0 million in 2019 versus $132.1 million in the prior period.

•	Adjusted EBITDA of $57.0 million in the fourth quarter of 2019 versus $52.0 million in the prior period, an increase of 9.8%. Adjusted EBITDA Margin of 14.9% in the fourth quarter of 2019, compared with 13.2% in the prior period.

•	Adjusted EBITDA of $174.2 million in 2019 versus $162.6 million in the prior year, an increase of 7.1%. Adjusted EBITDA Margin of 12.3% in 2019, compared with 11.0% in the prior year.

•	Excluding Kingsdale, Adjusted EBITDA increased 14.3% in the fourth quarter and 13.5% in 2019 compared with the prior year periods.

•	Covenant EBITDA (LTM) of $184.2 million as of the end of the fourth quarter of 2019 versus $172.6 million as of the end of the fourth quarter of 2018, an improvement of 6.7%. (Refer to Schedule 7 and Schedule 8)

•	Net New Business wins totaled a positive $37.2 million in the fourth quarter and $93.6 million in 2019.

New York, NY, February 27, 2020 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and twelve months ended December 31, 2019.

“We are beginning to see the benefits of the strategic plan we implemented in 2019. In the fourth quarter, we delivered sequential revenue growth of 11% while maintaining our focus on reducing costs across the organization, resulting in improved profitability and Covenant EBITDA near the top of our guided range at $184.2 million,” said Mark Penn, Chairman and Chief Executive Officer of MDC Partners. “Net new business remained strong in the quarter at $37 million and over $100 million for the last nine months of 2019 since my arrival. In addition to our operational improvements across the organization that will continue to drive results, with the recent announcements of the Anomaly Alliance and Constellation, we now have six tentpole partner networks designed to enhance collaboration across disciplines, benefiting our clients and agencies alike.”

Frank Lanuto, Chief Financial Officer, added, “We delivered a solid performance in the fourth quarter, reporting $57 million in Adjusted EBITDA and over $92 million in cash flow from operations in the quarter, ending the year with $107 million in cash and no revolver borrowings, reducing our leverage to 4.5x.

Fourth Quarter and Year-to-Date 2019 Financial Results

Revenue for the fourth quarter of 2019 was $382.0 million versus $393.7 million for the fourth quarter of 2018, a decline of 3.0%. The effect on revenue of foreign exchange due to the strong US Dollar was negative 0.3%, the impact of non-GAAP acquisitions (dispositions), net was negative 1.2%, and organic revenue declined 1.5%. Organic revenue was favorably impacted by 279 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net New Business wins in the fourth quarter of 2019 totaled $37.2 million.

Net loss attributable to MDC Partners common shareholders for the fourth quarter of 2019 was $10.5 million versus a net loss of $83.7 million for the fourth quarter of 2018. This improvement was primarily due to a decline in expenses principally driven by a reduction in staff costs, a lower impairment charge in 2019 and a foreign exchange gain in the fourth quarter of 2019 versus a loss in the prior year fourth quarter, partially offset by a decline in revenues. Diluted loss per share attributable to MDC Partners common shareholders for the fourth quarter of 2019 was $0.15 versus diluted loss per share of $1.46 for the fourth quarter of 2018.

Adjusted EBITDA for the fourth quarter of 2019 was $57.0 million versus $52.0 million for the fourth quarter of 2018, an increase of 9.8%. Excluding the impact of the Kingsdale divestiture, Adjusted EBITDA increased 14.3% in the fourth quarter of 2019 compared with the prior year period.

The improvement was primarily driven by reduction in staff costs, partially offset by lower revenue. This led to a 170 basis point improvement in Adjusted EBITDA margin in the fourth quarter of 2019 to 14.9% from 13.2% in the fourth quarter of 2018.

Revenue in 2019 was $1.42 billion versus $1.48 billion in 2018, a decrease of 4.1%. The effect on revenue of foreign exchange due to the strong US Dollar was negative 0.9%, the impact of non-GAAP acquisitions (dispositions), net was negative 0.1%, and organic revenue decline was 3.1%. Organic revenue was favorably impacted by 206 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net New Business wins in 2019 totaled $93.6 million.

Net loss attributable to MDC Partners common shareholders in 2019 was $17.0 million, an improvement versus a net loss of $132.1 million in 2018. This change was principally due to a decline in expenses primarily driven by a reduction in staff and administrative costs, a lower impairment charge in 2019 and a foreign exchange gain in 2019 versus a loss in 2018, partially offset by a decline in revenues. Diluted loss per share attributable to MDC Partners common shareholders in 2019 was $0.25 versus a diluted loss per share of $2.31 in 2018.

Adjusted EBITDA in 2019 was $174.2 million versus $162.6 million in 2018, an increase of 7.1%. Excluding the impact of the Kingsdale divestiture, Adjusted EBITDA increased 13.5% in 2019 compared with 2018. The improvement was primarily driven by lower staff and administrative costs at Partner agencies and at Corporate, partially offset by a decline in revenues. This led to a 130 basis point improvement in Adjusted EBITDA Margin in in 2019 to 12.3% from 11.0% in 2018.

Covenant EBITDA for the last twelve months (LTM) was $184.2 million at December 31, 2019 versus $172.6 million at December 31, 2018, an increase of 6.7%.

Financial Outlook

2020 financial guidance is updated as follows:

2020 Outlook Commentary *

Organic Revenue Growth	We expect approximately 2 to 4% growth in organic revenue.

Foreign Exchange Impact, net	No estimated impact at this time.

Impact of Non-GAAP Acquisitions (Dispositions), net	Our current expectations are that the impact of acquisitions, net of disposition activity, will decrease revenue by approximately 130 basis points.

Covenant EBITDA and Adjustments	The Company expects to complete fiscal year 2020 with approximately $200 million to $210 million of Covenant EBITDA. The Company has applied certain pro forma and other adjustments, as expressly provided under its credit facility to derive its 2020 Covenant EBITDA forecast.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2020 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K See "Non-GAAP Financial Measures" below for additional information.

Conference Call

Management will host a conference call on Thursday, February 27, 2020, at 4:30 p.m. (ET) to discuss its results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), March 5, 2020, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10139158), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the most influential marketing and communications networks in the world. As "The Place Where Great Talent Lives," MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world's most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms that the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(4) Covenant EBITDA: Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other items, as defined in the Company's Credit Agreement. Pro forma adjustments for our real estate consolidation to our new headquarters at 1 World Trade Center (“1WTC”) are calculated to include the lease expense recognized as of the first period required by US GAAP for 1WTC and excluding the future costs of all leases that will either be terminated or sublet as permitted dispositions in connection with the relocation. We believe that the presentation of Covenant EBITDA is useful to investors as it eliminates the effect of certain non-cash and other items not necessarily indicative of a company’s underlying operating performance. In addition, the presentation of Covenant EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Company's Credit Agreement.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures. The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange rates, among other measures. We are unable to reconcile our projected 2020 Organic Revenue Growth to the corresponding GAAP measure because we are unable to predict the 2020 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, dispositions, or other potential changes. We are unable to reconcile our projected 2020 Covenant EBITDA to the corresponding GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, foreign exchange transaction gains or losses, impairment charges, provision or benefit for income taxes, and certain assumptions used in the calculation of deferred acquisition consideration) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on future GAAP financial results.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation the information under the heading "Financial Outlook" and statements about the Company’s beliefs and expectations, earnings (loss) guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with international, national and regional conditions that could affect the Company or its clients, including as a result of the recent coronavirus outbreak;

•	the Company’s ability to attract new clients and retain existing clients;

•	reduction in client spending and changes in client advertising, marketing and corporate communications requirements;

•	financial failure of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to achieve the full amount of its stated cost saving initiatives;

•	the Company's implementation of strategic initiatives;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company's Annual Report on Form 10-K and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, Except per Share Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Services	$381,975	$393,662	$1,415,803	$1,476,203
Operating Expenses:
Cost of services sold	260,725	256,088	961,076	991,198
Office and general expenses	94,219	78,919	328,339	349,056
Depreciation and amortization	9,460	10,984	38,329	46,196
Goodwill and other asset impairment	5,875	56,732	7,819	80,057
	370,279	402,723	1,335,563	1,466,507
Operating income (loss)	11,696	(9,061)	80,240	9,696
Other Income (expense):
Interest expense and finance charges, net	(15,658)	(17,070)	(64,942)	(67,075)
Foreign exchange gain (loss)	4,349	(13,324)	8,750	(23,258)
Other, net	2,158	(992)	(2,401)	230
	(9,151)	(31,386)	(58,593)	(90,103)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	2,545	(40,447)	21,647	(80,407)
Income tax expense	4,241	34,970	10,533	31,603
Income (loss) before equity in earnings of non-consolidated affiliates	(1,696)	(75,417)	11,114	(112,010)
Equity in earnings (losses) of non-consolidated affiliates	—	(296)	352	62
Net income (loss)	(1,696)	(75,713)	11,466	(111,948)
Net income attributable to the noncontrolling interest	(5,419)	(5,885)	(16,156)	(11,785)
Net income (loss) attributable to MDC Partners Inc.	(7,115)	(81,598)	(4,690)	(123,733)
Accretion on and net income allocated to convertible preference shares	(3,373)	(2,151)	(12,304)	(8,355)
Net loss attributable to MDC Partners Inc. common shareholders	$(10,488)	$(83,749)	$(16,994)	$(132,088)
Loss Per Common Share:
Basic
Net loss attributable to MDC Partners Inc. common shareholders	$(0.15)	$(1.46)	$(0.25)	$(2.31)
Diluted
Net loss attributable to MDC Partners Inc. common shareholders	$(0.15)	$(1.46)	$(0.25)	$(2.31)
Weighted Average Number of Common Shares Outstanding:
Basic	72,149,204	57,519,286	69,132,100	57,218,994
Diluted	72,149,204	57,519,286	69,132,100	57,218,994

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED REVENUE RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended		Twelve Months Ended
	Revenue $	% Change	Revenue $	% Change

December 31, 2018	$393,662		$1,476,203

Organic revenue growth (decline) (1)	(5,905)	(1.5%)	(46,142)	(3.1%)
Non-GAAP acquisitions (dispositions), net	(4,759)	(1.2%)	(1,561)	(0.1%)
Foreign exchange impact	(1,023)	(0.3%)	(12,697)	(0.9%)
Total change	(11,687)	(3.0%)	(60,400)	(4.1%)
December 31, 2019	$381,975		$1,415,803

(1) “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year. See "Non-GAAP Financial Measures" herein.

Note: Actuals may not foot due to rounding

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2019

		Global	Domestic
	Advertising and	Integrated	Creative	Specialist	Media	All
	Communications	Agencies	Agencies	Communications	Services	Other	Corporate	Total
Revenue	$381,975	$168,207	$54,007	$52,367	$22,010	$85,384	—	$381,975

Net loss attributable to MDC Partners Inc. common shareholders								(10,488)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares								3,373
Net income attributable to the noncontrolling interests								5,419
Income tax expense								4,241
Interest expense and finance charges, net								15,658
Foreign exchange income								(4,349)
Other, net								(2,158)
Operating income (loss)	$26,899	$13,406	$5,721	$4,933	$(1,768)	$4,607	$(15,203)	$11,696
margin	7.0%	8.0%	10.6%	9.4%	(8.0%)	5.4%		3.1%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	9,222	4,061	1,135	668	730	2,628	238	9,460
Goodwill and other asset impairment	5,028	—	—	—	929	4099	847	5,875
Stock-based compensation	16,980	16,535	194	86	31	134	1,428	18,408
Deferred acquisition consideration adjustments	9,030	4,846	367	2,890	—	927	—	9,030
Distributions from non- consolidated affiliates (2)	—	—	—	—	—	—	2219	2,219
Other items, net (3)	—	—	—	—	—	—	349	349
Adjusted EBITDA (1)	$67,159	$38,848	$7,417	$8,577	$(78)	$12,395	$(10,122)	$57,037
Adjusted EBITDA margin	17.6%	23.1%	13.7%	16.4%	(0.4%)	14.5%		14.9%

(1) Adjusted EBITDA is a non-GAAP measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 11 for a reconciliation of amounts.

Note: Actuals may not foot due to rounding

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2019

		Global	Domestic
	Advertising and	Integrated	Creative	Specialist	Media	All
	Communications	Agencies	Agencies	Communications	Services	Other	Corporate	Total
Revenue	$1,415,803	$598,184	$230,718	$180,591	$97,825	$308,485	—	$1,415,803

Net loss attributable to MDC Partners Inc. common shareholders								(16,994)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares								12,304
Net income attributable to the noncontrolling interests								16,156
Equity in earnings of non-consolidated affiliates								(352)
Income tax expense								10,533
Interest expense and finance charges, net								64,942
Foreign exchange income								(8,750)
Other, net								2,401
Operating income (loss)	$126,008	$58,933	$28,254	$23,822	$(5,398)	$20,397	$(45,768)	$80,240
margin	8.9%	9.9%	12.2%	13.2%	(5.5%)	6.6%		5.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	37,461	16,572	4,843	2,577	3,261	10,208	868	38,329
Goodwill and other asset impairment	6,972	1,944	—	—	929	4099	847	7,819
Stock-based compensation	29,160	26,207	1,532	209	20	1,192	1,880	31,040
Deferred acquisition consideration adjustments	5,403	1,219	276	3,308	75	525	—	5,403
Distributions from non- consolidated affiliates (2)	(250)	—	(250)	—	—	—	2,298	2,048
Other items, net (3)	—	—	—	—	—	—	9,274	9,274
Adjusted EBITDA (1)	$204,754	$104,875	$34,655	$29,916	$(1,113)	$36,421	$(30,601)	$174,153
Adjusted EBITDA margin	14.5%	17.5%	15.0%	16.6%	(1.1%)	11.8%		12.3%

(1) Adjusted EBITDA is a non-GAAP measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment, and other items. See "Non-GAAP Financial Measures" herein.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 11 for a reconciliation of amounts.

Note: Actuals may not foot due to rounding

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2018

		Global	Domestic
	Advertising and	Integrated	Creative	Specialist	Media	All
	Communications	Agencies	Agencies	Communications	Services	Other	Corporate	Total
Revenue	$393,662	$165,296	$63,138	$45,401	$30,912	$88,915	—	$393,662

Net loss attributable to MDC Partners Inc. common shareholders								(83,749)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares								2,151
Net income attributable to the noncontrolling interests								5,885
Equity in earnings of non-consolidated affiliates								296
Income tax expense								34,970
Interest expense and finance charges, net								17,070
Foreign exchange loss								13,324
Other, net								992
Operating income (loss)	$860	$35,727	$6,939	$3,671	$(51,091)	$5,614	$(9,921)	$(9,061)
margin	0.2%	21.6%	11.0%	8.1%	(165.3%)	6.3%		(2.3%)

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,805	4,474	1,259	1,054	699	3,319	179	10,984
Goodwill and other asset impairment	56,732	—	-	—	52,041	4,691	—	56,732
Stock-based compensation	964	(81)	566	81	25	373	570	1,534
Deferred acquisition consideration adjustments	(8,979)	(8,778)	778	(352)	135	(762)	—	(8,979)
Distributions from non- consolidated affiliates (2)	—	—	—	—	—	—	270	270
Other items, net (3)	—	—	—	—	—	—	479	479
Adjusted EBITDA (1)	$60,382	$31,342	$9,542	$4,454	$1,809	$13,235	$(8,423)	$51,959
Adjusted EBITDA margin	15.3%	19.0%	15.1%	9.8%	5.9%	14.9%		13.2%

(1) Adjusted EBITDA is a non-GAAP measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 11 for a reconciliation of amounts.

Note: Due to changes in the composition of certain business and the Company’s internal management and reporting structure during 2019, reportable segment results for the 2018 periods presented have been recast to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Doner, previously within the Global Integrated Agencies category is now aggregated into the Domestic Creative Agencies reportable segment, 2) Yes and Company, previously within the Media Services category, was included within the Domestic Creative Agencies reportable segment, 3) HL Group and Redscout, previously within Specialist Communications and All Other category, respectively are included in Yes & Company, and 4)Varick Media, previously within the Yes & Company operating segment is included within MDC Media Partners.

Note: Actuals may not foot due to rounding

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2018

		Global	Domestic
	Advertising and	Integrated	Creative	Specialist	Media	All
	Communications	Agencies	Agencies	Communications	Services	Other	Corporate	Total
Revenue	$1,476,203	$610,290	$246,642	$163,367	$121,859	$334,045	—	$1,476,203

Net loss attributable to MDC Partners Inc. common shareholders								(132,088)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares								8,355
Net income attributable to the noncontrolling interests								11,785
Equity in earnings of non-consolidated affiliates								(62)
Income tax expense								31,603
Interest expense and finance charges, net								67,075
Foreign exchange loss								23,258
Other, net								(230)
Operating income (loss)	$64,853	$63,972	$51	$17,316	$(51,169)	$34,683	$(55,157)	$9,696
margin	4.4%	10.5%	—%	10.6%	(42.0%)	10.4%		0.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	45,434	21,179	5,052	4,113	2,693	12,397	762	46,196
Goodwill and other asset impairment	77,740	3,180	17,828	—	52,041	4,691	2,317	80,057
Stock-based compensation	13,757	8,095	2,623	372	276	2,391	4,659	18,416
Deferred acquisition consideration adjustments	(457)	(5,999)	1,318	1,865	279	2,080	—	(457)
Distributions from non- consolidated affiliates (2)	—	—	—	—	—	—	779	779
Other items, net (3)	—	—	—	—	—	—	7,879	7,879
Adjusted EBITDA (1)	$201,327	$90,427	$26,872	$23,666	$4,120	$56,242	$(38,761)	$162,566
Adjusted EBITDA margin	13.6%	14.8%	10.9%	14.5%	3.4%	16.8%		11.0%

(1) Adjusted EBITDA is a non-GAAP measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 11 for a reconciliation of amounts.

Note: Due to changes in the composition of certain business and the Company’s internal management and reporting structure during 2019, reportable segment results for the 2018 periods presented have been recast to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Doner, previously within the Global Integrated Agencies category is now aggregated into the Domestic Creative Agencies reportable segment, 2) Yes and Company, previously within the Media Services category, was included within the Domestic Creative Agencies reportable segment, 3) HL Group and Redscout, previously within Specialist Communications and All Other category, respectively are included in Yes & Company, and 4)Varick Media, previously within the Yes & Company operating segment is included within MDC Media Partners.

Note: Actuals may not foot due to rounding

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO COVENANT EBITDA

(US$ in 000s)

	2019				Covenant EBITDA (LTM) (1)
	Q1	Q2	Q3	Q4	Q4-2019 - LTM
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(2,497)	$776	$(5,058)	$(10,488)	$(17,267)
Adjustments to reconcile to operating income (loss):
Accretion on and net income allocated to convertible preference shares	2,383	3,515	3,306	3,373	12,577
Net income attributable to the noncontrolling interests	429	3,043	7,265	5,419	16,156
Equity in earnings (losses) of non-consolidated affiliates	(83)	(206)	(63)	—	(352)
Income tax expense	746	2,088	3,457	4,241	10,532
Interest expense and finance charges, net	16,761	16,413	16,110	15,658	64,942
Foreign exchange loss (gain)	(5,442)	(2,932)	3,973	(4,349)	(8,750)
Other, net	3,384	745	431	(2,158)	2,402
Operating income (loss)	15,681	23,442	29,421	11,696	80,240

Adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	8,838	10,663	9,368	9,460	38,329
Goodwill and other asset impairment	—	—	1,944	5,875	7,819
Stock-based compensation	2,972	3,634	6,026	18,408	31,040
Deferred acquisition consideration adjustments	(7,643)	2,073	1,943	9,030	5,403
Distributions from non-consolidated affiliates	—	31	(202)	2,219	2,048
Other items, net (2)	1,626	6,594	705	349	9,274
Adjusted EBITDA	21,474	46,437	49,205	57,037	174,153

Adjustments to reconcile to Covenant EBITDA:
Proforma dispositions (3)	(1,965)	—	—	—	(1,965)
Severance due to eliminated positions	1,534	2,346	1,956	3,221	9,057
Other adjustments, net (4)	1,412	989	228	368	2,997
Covenant adjusted EBITDA	$22,455	$49,772	$51,389	$60,626	$184,242

(1) Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other adjustments, as defined in the Company's Credit Agreement. Covenant EBITDA is calculated as the aggregate of operating results for the rolling last twelve months (LTM). Each quarter is presented to provide the information utilized to calculate Covenant EBITDA. Historical Covenant EBITDA may be re-casted in the current period for any proforma adjustments related to acquisitions and/or dispositions in the current period. See "Non-GAAP Financial Measures" herein.

(2) Other items, net includes items such as severance expense, other restructuring expenses and costs associated with the Company's strategic review process.

(3) Represents Kingsdale EBITDA for the respective period.

(4) Other adjustments, net primarily includes one-time professional fees and costs associated with real estate consolidation.

Note: Actuals may not foot due to rounding.

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO COVENANT EBITDA

(US$ in 000s)

	2018				Covenant EBITDA (LTM) (1)
	Q1	Q2	Q3	Q4	Q4-2018 - LTM
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(31,443)	$1,133	$(18,234)	$(83,749)	$(132,293)
Adjustments to reconcile to operating income (loss):
Accretion on and net income allocated to convertible preference shares	2,027	2,273	2,109	2,151	8,560
Net income attributable to the noncontrolling interests	897	2,545	2,458	5,885	11,785
Equity in earnings (losses) of non-consolidated affiliates	(86)	28	(300)	296	(62)
Income tax expense	(8,330)	1,977	2,986	34,970	31,603
Interest expense and finance charges, net	16,083	16,859	17,063	17,070	67,075
Foreign exchange loss (gain)	6,660	6,549	(3,275)	13,324	23,258
Other, net	(441)	(592)	(189)	992	(230)
Operating income (loss)	(14,633)	30,772	2,618	(9,061)	9,696

Adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	12,375	11,703	11,134	10,984	46,196
Goodwill and other asset impairment	2,317	—	21,008	56,732	80,057
Stock-based compensation	5,037	5,603	6,242	1,534	18,416
Deferred acquisition consideration adjustments	2,587	(5,067)	11,003	(8,980)	(457)
Distributions from non-consolidated affiliates	20	11	478	270	779
Other items, net (2)	122	(68)	7,347	478	7,879
Adjusted EBITDA	7,825	42,954	59,830	51,957	162,566

Adjustments to reconcile to Covenant EBITDA:
Proforma acquisitions/dispositions (3)	(1,189)	(3,558)	(1,195)	(2,148)	(8,090)
Severance due to eliminated positions	2,955	4,169	1,155	3,615	11,894
Other adjustments, net (4)	1,706	2,067	600	1,877	6,250
Covenant adjusted EBITDA	$11,297	$45,632	$60,390	$55,301	$172,620

(1) Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other adjustments, as defined in the Company's Credit Agreement. Covenant EBITDA is calculated as the aggregate of operating results for the rolling last twelve months (LTM). Each quarter is presented to provide the information utilized to calculate Covenant EBITDA. Historical Covenant EBITDA may be re-casted in the current period for any proforma adjustments related to acquisitions and/or dispositions in the current period. See "Non-GAAP Financial Measures" herein.

(2) Other items, net includes items such as severance expense, other restructuring expenses and costs associated with the Company's strategic review process.

(3) Includes Kingsdale EBITDA of $2,872 in Q1, $4,184 in Q2, $1,705 in Q3 and $2,055 in Q4.

(4) Other adjustments, net primarily includes one-time professional fees and costs associated with real estate consolidation.

Note: Actuals may not foot due to rounding.

SCHEDULE 9

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	December 31, 2019	December 31, 2018

ASSETS
Current Assets:
Cash and cash equivalents	$106,933	$30,873
Accounts receivable, less allowance for doubtful accounts of $3,304 and $1,879	450,403	395,200
Expenditures billable to clients	30,133	42,369
Assets held for sale	—	78,913
Other current assets	35,613	42,499
Total Current Assets	623,082	589,854
Fixed assets, at cost, less accumulated depreciation of $129,579 and $128,546	81,054	88,189
Right-of-use assets - operating leases	223,622	—
Investments in non-consolidated affiliates	6,161	6,556
Goodwill	740,674	740,955
Other intangible assets, net	54,893	67,765
Deferred tax assets	154,544	92,741
Other assets	24,018	25,513
Total Assets	$1,908,048	$1,611,573
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$200,147	$221,995
Accruals and other liabilities	353,575	313,141
Liabilities held for sale	—	35,967
Advance billings	171,742	138,505
Current portion of lease liabilities - operating leases	48,659	—
Current portion of deferred acquisition consideration	45,521	32,928
Total Current Liabilities	819,644	742,536
Long-term debt	887,630	954,107
Long-term portion of deferred acquisition consideration	29,699	50,767
Long-term lease liabilities - operating leases	219,163	—
Other liabilities	21,584	54,255
Deferred tax liabilities	72,743	5,329
Total Liabilities	2,050,463	1,806,994
Redeemable Noncontrolling Interests	41,944	51,546
Commitments, Contingencies, and Guarantees
Shareholders’ Deficit:
Convertible preference shares, 145,000 authorized, issued and outstanding at December 31, 2019 and 95,000 at December 31, 2018	152,746	90,123
Common stock and other paid-in capital	96,498	58,579
Accumulated deficit	(469,593)	(464,903)
Accumulated other comprehensive (loss) income	(4,268)	4,720
MDC Partners Inc. Shareholders' Deficit	(224,617)	(311,481)
Noncontrolling interests	40,258	64,514
Total Shareholders' Deficit	(184,359)	(246,967)
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit	$1,908,048	$1,611,573

SCHEDULE 10

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Twelve Months Ended December 31,
	2019	2018
Net cash provided by operating activities	$86,539	$17,280
Net cash provided by (used in) investing activities	115	(50,431)
Net cash provided by (used in) financing activities	(11,729)	21,434
Effect of exchange rate changes on cash, cash equivalents, and cash held in trusts	1	77
Net increase (decrease) in cash, cash equivalents, and cash held in trusts including cash classified within assets held for sale	$74,926	$(11,640)
Change in cash and cash equivalents held in trusts classified within held for sale	(3,307)	(8,298)
Change in cash and cash equivalents classified within assets held for sale	4,441	—
Net increase (decrease) in cash and cash equivalents	$76,060	$(19,938)

Note: Actuals may not foot due to rounding

SCHEDULE 11

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON- GAAP MEASURES

(US$ in 000s)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	YTD
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from current year acquisitions	$—	$11,066	$12,734	$12,317	$36,117	$—	$698	$1,347	$1,396	$3,441
GAAP revenue from prior year acquisitions (1)	—	—	—	—	—	15,685	1,519	1,109	291	18,604
Impact of adoption of ASC 606 exclusion	—	450	(1,122)	504	(168)	—	—	—		—
Foreign exchange impact	—	—	—	—	—	—	—	470	(246)	224
Contribution to organic revenue (growth) decline (2)	—	(3,417)	(945)	(3,243)	(7,605)	(4,008)	(440)	(2,185)	(1,694)	(8,327)
Prior year revenue from dispositions (3)	(5,261)	(5,592)	(3,847)	—	(14,700)	(1,825)	(5,995)	(3,178)	(4,505)	(15,503)
Non-GAAP acquisitions (dispositions), net	$(5,261)	$2,507	$6,820	$9,578	$13,644	$9,852	$(4,218)	$(2,437)	$(4,758)	$(1,561)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	YTD
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	122	235	(88)	131	400	—	—	—	—	—
D&O insurance proceeds	—	(303)	(231)	(24)	(558)	—	—	—	—	—
Severance and other restructuring expenses	—	—	7,665	372	8,037	—	6,703	705	—	7,408
Strategic review process costs	—	—	—	—	—	1,626	(109)	—	349	1,866
Total other items, net	$122	$(68)	$7,346	$479	$7,879	$1,626	$6,594	$705	$349	$9,274

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	YTD
CASH INTEREST, NET & OTHER
Cash interest paid	(649)	(30,765)	(1,597)	(31,001)	(64,012)	(1,629)	(30,014)	(882)	(29,698)	(62,223)
Bond interest accrual adjustment	(14,625)	14,625	(14,625)	14,625	—	(14,625)	14,625	(14,625)	14,625	—
Adjusted cash interest paid	(15,274)	(16,140)	(16,222)	(16,376)	(64,012)	(16,254)	(15,389)	(15,507)	(15,073)	(62,223)
Interest income	148	159	91	227	625	149	138	165	162	614
Total cash interest, net & other	$(15,126)	$(15,981)	$(16,131)	$(16,149)	$(63,387)	$(16,105)	$(15,251)	$(15,342)	$(14,911)	$(61,609)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	(3,799)	(5,890)	(5,543)	(5,032)	(20,264)	(3,606)	(4,317)	(5,863)	(4,810)	(18,596)
Landlord reimbursements	219	851	291	442	1,803	1	—	—	—	1
Total capital expenditures, net	$(3,580)	$(5,039)	$(5,252)	$(4,590)	$(18,461)	$(3,605)	$(4,317)	$(5,863)	$(4,810)	$(18,595)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3		YTD
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	897	2,545	2,458	5,885	11,785	429	3,043	7,265	5,419	16,156
Cash taxes	$1,333	$1,293	$2,196	$(986)	$3,836	$1,677	$1,817	$137	$(1,335)	$2,296

(1) GAAP revenue from prior year acquisitions for 2019 and 2018 relates to acquisitions which occurred in 2018 and 2017, respectively.

(2) Contribution to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that are included in the Company's organic revenue growth (decline) calculation.

(3) Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.